[LETTERHEAD OF ARTHUR ANDERSEN LLP]



                                        Exhibit 23.2



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1997 included in Advanced Energy Industries, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen LLP




Denver, Colorado,
    February 20, 1998